                                                                   EXHIBIT 10.39

                            JANUS CAPITAL CORPORATION
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, is effective January 1, 1998, by and between Janus Capital Management LLC, a Delaware limited liability company (the "Company"), and Helen Y. Hayes (the "Employee"), as amended and restated.

                                    RECITALS:

         A. The Employee's services are valued by the Company and the Company and the Employee desire to set forth in this Agreement the terms and conditions for the continuation of such employment during the term hereof.

         B. The Company desires to compensate the Employee in a manner which reflects the success of the Employee's investment results.

         C. The Employee and the Company desire that the Employee shall be compensated on the terms and conditions set forth herein.

         D. The parties desire to amend this Agreement to reflect the occurrence of the Change of Control of the Company (as defined below) and to remove unnecessary provisions.

         In consideration of the premises and mutual covenants herein contained, it is agreed as follows:

                                   AGREEMENT:

         1. Employment. The Company shall employ the Employee as a portfolio manager upon the terms and conditions set forth herein. The primary place of employment shall be at the Company's principal offices in Denver, Colorado, or at such other location as the Company and the Employee may agree.

         2. Term. The term of this Agreement commenced on January 1, 1998 and shall expire on April 1, 2005.

         3. Duties. The Employee shall, during the Employee's employment with the Company:

                  (a) Faithfully and diligently do and perform all such acts and duties and furnish such services consistent with the Employee's position as a portfolio manager and as the Board of Directors or the Chief Executive Officer ("CEO") of the Company shall direct; and


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


                  (b) Devote the Employee's full professional time, energies and skills to the business of the Company and to the promotion of the Company's best interests, except for vacations and leaves of absence made necessary because of illness.

During the term of this Agreement, the Company shall not be entitled to reassign the Employee to the position of senior research analyst.


         4. Fixed Salary. The Employee's base annual salary for calendar year 1998 shall be $500,000 ("Fixed Salary"). Thereafter, the Employee's Fixed Salary shall be subject to review on an annual basis by the CEO of the Company or the Board of Directors of the Company (or a committee designated by the Board to make such review). The Employee's Fixed Salary may be increased or decreased as a result of such review; provided, however, that the Employee's Fixed Salary shall not be decreased unless there has been a substantial reduction in the character of the duties assigned to the Employee or in the Employee's level of work responsibility. The Employee's Fixed Salary shall be prorated for any partial year of employment.

         5. Additional Incentive Compensation. The Employee may also receive additional compensation consistent with the current methodologies used by the Company to determine incentive compensation and bonuses and consistent with similarly situated portfolio managers.

         6. Payments. The Employee's Fixed Salary shall be paid at the usual times for the payment of the Company's employees, but not less frequently than monthly. The Employee's Additional Incentive Compensation, if any, shall be paid under the then-existing Company practice. All payments under this Agreement shall be subject to such withholding deductions as may be required to be made pursuant to law, government regulation or order, or by written agreement with, or written consent of, the Employee.

         7. Benefits; Expense Reimbursement; Indemnification.

                  (a) The Employee shall be entitled to participate in such life insurance, disability, medical, dental, pension, profit sharing and retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of executives of the Employee's level or its employees generally ("Benefits"). The Employee also shall be entitled to paid time off during each consecutive 12 month period in accordance with the Company's written policy, to be taken at such times and for such periods as the Employee and the Company shall mutually determine. Paid time off shall not unreasonably interfere with the duties required to be rendered by the Employee hereunder (except as may be required for illness or injury).

                  (b) The Company shall promptly reimburse the Employee for all reasonable expenses incurred in the performance of the Employee's duties hereunder, including without limitation, expenses for entertainment, travel and use of the telephone. The Employee shall submit appropriate documentation for all expenses in accordance with the Company's expense reimbursement policies, as in effect from time to time.


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


                  (c) The Company shall indemnify the Employee to the fullest extent permitted under law from and against any expenses (including but not limited to attorneys' fees, expenses of investigation and preparation and fees and disbursements of the Employee's accountants or other experts), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the Employee in connection with any proceeding in which the Employee was or is made party or was or is involved (for example, as a witness) by reason of the fact the Employee was or is employed by the Company, except to the extent that such expense, judgment, fine, penalty or amount arises from the gross negligence or willful misconduct of the Employee.

                  Such indemnification is subject to:

                           (i) the indemnifying party promptly receiving written
                  notice that a claim or liability has been asserted or threatened ("Notice of Claim");

                           (ii) the indemnified party providing reasonable
                  cooperation and assistance in the defense or settlement of a claim; and

                           (iii) the indemnifying party being afforded the
                  opportunity to have the sole control over the defense or settlement of such claim or liability.

                  Unless within ten days after receiving the Notice of Claim, the indemnifying party notifies in writing the indemnified party of its intent to defend against such claim or liability, the indemnified party may defend, settle and/or compromise any such claim or liability, and be indemnified for all losses resulting from such defense, settlement and/or compromise. Any indemnified party also may participate in such defense at its own cost and expense.

                  (d) If any dispute should arise under this Agreement involving an effort by the Employee to protect, enforce, or secure rights or benefits claimed by the Employee hereunder, the Company shall pay (promptly upon demand by the Employee accompanied by reasonable evidence of incurrence) all reasonable expenses (including attorneys'
         fees) incurred by the Employee in connection with such dispute, without regard to whether the Employee prevails in such dispute except that the Employee shall repay the Company any amounts so received if a court having jurisdiction shall make a final, nonappealable determination that the Employee acted frivolously or in bad faith by such dispute. To assure the Employee that adequate funds will be made available to discharge the Company's obligations set forth in the preceding sentence, the Company has established a trust and shall promptly deliver to the trustee of such trust to hold in accordance with the terms and conditions thereof that sum which the Company's Board of Directors shall have determined is reasonably sufficient for such purpose.


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


         8. Termination of Employment; Definitions.

                  (a) This Agreement and the Employee's employment with the Company shall terminate upon non-renewal of this Agreement under paragraph 2 and also under the following circumstances:

                           (i) Immediately upon the Employee's death;

                           (ii) Upon written notice from the Company to the
                  Employee if the Employee has become "Disabled";

                           (iii) Upon written notice from the Company to the
                  Employee for "Cause";

                           (iv) Upon written notice from the Employee to the
                  Company for "Good Reason";

                           (v) Upon not less than 90 days' prior written notice
                  from the Company to the Employee without "Cause"; or

                           (vi) Upon not less than 90 days' prior written notice
                  from the Employee to the Company without "Good Reason".

                  (b) The Employee shall be considered to be "Disabled" or to have suffered a "Disability" if the Employee is disabled under the terms of the Company's long-term disability policy.

                  (c) "Cause" shall be deemed to exist if and only if:

                           (i) The Employee willfully refuses to obey written
                  directions of the Board of Directors or the CEO of the Company (so long as such directions do not involve a substantial reduction in the character of the duties assigned to the Employee or in the Employee's level of work responsibility or illegal or immoral acts), which refusal continues for a period of 15 days after written notice to the Employee by the Company which notice describes such refusal in reasonable detail and references this paragraph 8(c);

                           (ii) The Employee breaches paragraph 10 of this
                  Agreement;

                           (iii) The Employee commits a criminal offense that
                  constitutes a felony in the jurisdiction in which the offense is committed (excluding any traffic or similar violations); or

                           (iv) The Employee commits an act that constitutes a
                  material violation of federal or state securities laws.


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


                  The determination as to whether the Employee has committed a felony for purposes of subparagraph (c)(iii) above or a material violation of federal or state securities laws for purposes of subparagraph (c)(iv) above shall be made in good faith by the Board of Directors of the Company.

                  (d) The Employee shall have "Good Reason" if there occurs without the Employee's written consent (except as described below):

                           (i) A material reduction in the duties assigned to
                  the Employee or in the Employee's level of work responsibility or working conditions, unless approved in writing by the Employee and the Company;

                           (ii) A reduction in the Employee's Fixed Salary or a
                  material adverse change in the computation of the Employee's Additional Incentive Compensation pursuant to paragraph 5, as in effect immediately prior to April 2, 2002 (the "Control Change Date");

                           (iii) A failure by the Company or its successor to
                  continue to provide to the Employee any of the Benefits or paid time off referred to in paragraph 7, on substantially the same basis as such Benefits or paid time off were in effect immediately prior to April 2, 2002 (the "Prior Benefits"), unless the Company provides and the Employee is eligible to participate in other benefits which are at least equivalent in all reasonable respects to the Prior Benefits;

                           (iv) A requirement that the Employee be based at a
                  location outside the metropolitan area of Denver, Colorado or other location which was mutually agreed upon by the Company and the Employee, except for required travel on Company business to an extent substantially consistent with the Employee's obligations immediately prior to the Control Change Date; or

                           (v) Any material breach of this Agreement by the
                  Company or its successor which is not cured within 15 days after written notice from the Employee which describes the breach in reasonable detail and references this paragraph 8(d).

                  (e) A "Change in Control of the Company" occurred on April 2, 2002 because Thomas H. Bailey ("THB") no longer had the right to select a majority of the Board of Directors of Janus Capital Corporation or the Company in accordance with that certain Stock Purchase Agreement by and among THB, Bernard E. Neidermeyer III, Michael Stolper, Jack R. Thompson and Kansas City Southern Industries, Inc. ("KCSI") dated April 13, 1984, as subsequently amended and as assigned to Stilwell Financial Inc.

         9. Termination Benefit and Severance Pay.

                  (a) If the Employee's employment terminates either during the term of this Agreement or at the expiration of this Agreement, the Employee shall be entitled to receive a termination benefit and severance pay for the period, if any, set forth in Schedule A. Following any termination, regardless of the cause, the Employee shall be entitled to receive any Fixed Salary which has been earned but has not been paid as of the date of termination, any Additional Incentive Compensation which is payable in accordance with the terms of paragraph 5, and reimbursement in accordance with paragraph 7(b) for expenses incurred prior to the termination. The Employee shall have no duty to mitigate. The termination benefit and severance pay set forth in Schedule A shall not be offset with respect to compensation or benefits which may be received by the Employee from a third party.

                  (b) If the Employee is entitled to additional months of compensation in accordance with Schedule A, the amount to be paid by the Company each month shall consist of one-twelfth of the sum of the following amounts:

                           (i) The Employee's annual Fixed Salary;

                           (ii) The amount of the Employee's Additional
                  Incentive Compensation paid or accrued with respect to the last four full calendar quarters preceding the date of the Employee's termination; and

                           (iii) An amount equal to the pension, profit sharing
                  or other retirement or deferred compensation benefits paid or accrued by the Company on behalf of or for the benefit of the Employee with respect to the last full calendar year preceding the date of the Employee's termination.

         Payment of such monthly amounts shall be made at the usual times for the payment of the Company's employees for the period, if any, set forth in Schedule A. Notwithstanding the foregoing, if the Employee is terminated due to Disability, monthly payments shall be reduced by any payments received by the Employee following such termination under the Company's long-term disability plan or other similar policy maintained by the Company.

                  (c) If the Employee is entitled to additional months of Benefits in accordance with Schedule A, the Employee shall also be entitled to participate in each of the Benefits described in paragraph 7 (other than pension, profit-sharing or retirement plans and deferred compensation arrangements) for the period, if any, set forth in Schedule A at the Company's expense. If any such Benefit (other than pension, profit-sharing or retirement plans and deferred compensation arrangements) cannot reasonably be made available to the Employee, then the Employee shall receive an amount in cash equal to (i) the cost to the Company of providing any such benefits previously provided by the Company which were tax-exempt to the Employee, "grossed up" based upon the highest combined federal and applicable state marginal tax rate in effect (assuming that the Employee is married


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


         and filing a joint return) on the date of payment, and (ii) the cost to the Company of providing any such benefits previously provided by the Company which were taxable to the Employee. The Company shall determine the cost of such benefits in good faith and shall provide reasonable documentation to support its findings to the Employee.

                  (d) If the Employee's employment terminates as a result of the Employee's death, or if the Employee should die prior to payment of all amounts due hereunder, payments shall continue for the period, if any, set forth in Schedule A, and payments to be made after the Employee's death, including without limitation any payments of additional months of compensation in accordance with Schedule A, Additional Incentive Compensation in accordance with paragraph 5, shall be paid to the Employee's named beneficiary if any, otherwise to the Employee's estate.

         10. Restrictive Covenants.

                  (a) The Employee acknowledges that employment as a member of the Company's executive or management team or as a member of professional staff supporting the Company's executive or management team creates a relationship of confidence and trust between the Employee and the Company with respect to confidential and proprietary information applicable to the business of the Company and its clients. The Employee further acknowledges the highly competitive nature of the business of the Company. Accordingly, it is agreed that the restrictions contained in this paragraph 10 are reasonable and necessary for the protection of the interests of the Company and that any violation of these restrictions would cause substantial and irreparable injury to the Company.

                  (b) During the Employee's employment with the Company, and for a period of three years following the date of termination of the Employee's employment with the Company for any reason, including termination occasioned by the expiration of this Agreement, the Employee shall not (nor shall the Employee cause, encourage or provide assistance to, anyone else to):

                           (i) Interfere with any relationship which may exist
                  from time to time between the Company, or any affiliate of the Company, and any of its employees, consultants, agents or representatives;

                           (ii) Employ or otherwise engage, or attempt to employ
                  or otherwise engage, in or on behalf of any Competitive Business, any person who is employed or engaged as an employee, consultant, agent or representative of the Company or any affiliate of the Company, or any person who was employed or engaged as an employee, consultant, agent or representative of the Company or any affiliate of the Company within the two-year period immediately preceding the Employee's termination;


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


                           (iii) Solicit directly or indirectly on behalf of the
                  Employee or a Competitive Business, the customer business or account of any investment advisory or investment management client to which the Company or any affiliate of the Company shall have rendered service during the two-year period immediately preceding the Employee's termination; or

                           (iv) Directly or indirectly divert or attempt to
                  divert from the Company or any affiliate of the Company any business in which the Company or any affiliate of the Company has been actively engaged during the term hereof or interfere with any relationship between the Company, or any affiliate of the Company, and any of its clients.

                  Notwithstanding the foregoing, the provisions of this paragraph 10(b) shall not apply following termination of employment if the CEO of the Company immediately prior to termination of employment was someone other than the CEO of the Company on January 1, 1998.

                  (c) "Competitive Business" means (A) any business which provides investment advisory or investment management services, and (B) any business which otherwise competes with the business which was conducted or proposed to be conducted by the Company or any affiliate of the Company within the two-year period immediately preceding the Employee's termination. For purposes of this paragraph 10, "affiliate" means any corporation, partnership, limited liability company, trust, or other entity which controls, is controlled by or is under common control with the Company.

                  (d) The Employee shall have no right to receive any further payments under this Agreement which are unpaid at the time of a breach of this restrictive covenant by the Employee, and in the event of such a breach the Company shall have no further obligation to pay any amount to the Employee. Any payments made as described in paragraph 10(b) prior to such breach shall be promptly returned upon demand by the Company.

                  (e) If any court shall determine that the duration, geographic limitations, subject or scope of any restriction contained in this paragraph 10 is unenforceable, it is the intention of the parties that this paragraph 10 shall not thereby be terminated but shall be deemed amended to the extent required to make it valid and enforceable, such amendment to apply only with respect to the operation of this paragraph 10 in the jurisdiction of the court that has made the adjudication.

                  (f) The Employee acknowledges and recognizes the importance to the Company of the above covenants and agrees that following termination of employment with the Company, at the request of the Company from time to time during the three year period referred to in paragraph 10(b), the Employee shall advise the Company of the identity of the Employee's employer and shall provide a general description, in reasonable detail, of the business of such employer and the Employee's duties and responsibilities so that the Company may determine whether there has been any breach of this Agreement.

         11. Additional Remedies. The Employee acknowledges that the restrictive covenants of paragraph 10 are reasonable and that irreparable injury will result to the Company and to its business and properties in the event of any breach by the Employee of any of those covenants, and that the Employee's continued employment is predicated on the commitments undertaken by the Employee pursuant to said paragraph. In the event any of the covenants of paragraph 10 are breached, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such covenants by the Employee or by any person or persons acting for or with the Employee in any capacity whatsoever.

         12. Assignment. This Agreement is personal to the Employee and shall not be assigned by the Employee. The Employee shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of the Employee's rights and duties hereunder. The Company may assign this Agreement without the Employee's consent to any other entity who, in connection with such assignment, acquires all or substantially all of the Company's assets or into or with which the Company is merged or consolidated.

         13. Waiver. The waiver by either party of a breach by the other party of any provision of this Agreement shall not be construed as a waiver of a breach of any other provision or any subsequent breach.

         14. Severability. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision, or portion hereof to any other person or circumstance.

         15. Benefit. Subject to the restrictions of paragraph 12, the provisions of this Agreement shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon the Company and the Employee, the Employee's heirs, personal representatives and successors and assigns, including without limitation the Employee's estate and the executors, administrators, or trustees of such estate.

         16. Relevant Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to the conflicts of laws principles of such State.

         17. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given (i) when delivered by hand, or (ii) 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, or (iii) one business day after deposit for overnight delivery at an express courier service holding itself out as being able to make overnight delivery, in each case addressed as follows, or to such other address as shall have been designated in writing by the addressee:

                  If to the Company:

                           Janus Capital Corporation
                           ATTN: CEO
                           100 Fillmore Street
                           Denver, Colorado  80206

                  With a copy to the Office of General Counsel


                  If to the Employee:

                           Helen Y. Hayes
                           10 Polo Club Drive
                           Denver, Colorado  80209

         18. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matters hereof. This Agreement may only be amended or modified by a writing signed by both parties. Oral promises or assurances are not effective to enforce, amend or modify this Agreement.

         19. Survival. The provisions of paragraphs 6, 7(b), 7(c) and 9 through 19 shall survive any termination, expiration or nonrenewal of this Agreement for such periods as are necessary to enforce the provisions thereof.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date first set forth above.


                                            JANUS CAPITAL MANAGEMENT LLC


                                            By: /s/ Thomas A. Early
                                                --------------------------------
                                                Thomas A. Early, Vice President



                                            EMPLOYEE:


                                            By: /s/ Helen Y. Hayes
                                                --------------------------------
                                                Helen Y. Hayes

                                   SCHEDULE A
                      TERMINATION BENEFIT AND SEVERANCE PAY


        TERMINATION BENEFIT AND SEVERANCE PAY FOLLOWING CHANGE IN CONTROL


                                        ADDITIONAL         ADDITIONAL
EVENT OF                                 MONTHS OF          MONTHS OF
TERMINATION                              BENEFITS         COMPENSATION

DEATH                                        12                 12

DISABILITY                                   12                 12

TERMINATION BY                                3                NONE
COMPANY FOR CAUSE

TERMINATION BY                               36*                36*
EMPLOYEE FOR
GOOD REASON

NON-RENEWAL BY                                3                NONE
EMPLOYEE

NON-RENEWAL BY                               36*                36*
COMPANY

TERMINATION BY                               36*                36*
COMPANY WITHOUT
CAUSE

TERMINATION BY                                3                 NONE
EMPLOYEE WITHOUT
GOOD REASON


*For an Event of Termination occurring within 3 years following the Change-in-Control; reduced to 12 months for an Event of Termination occurring thereafter.


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